CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Amendment No. 1 to the Annual Report of China Yingxia International, Inc. f/k/a Agronix, Inc. (the "Company") on Form 10-KSB for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Yingxia Jiao, Chief Executive Officer and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     1. Such Amendment No. 1 to the Annual Report on Form 10-KSB for the period ended December 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Amendment No. 1 to the Annual Report on 10-KSB for the period ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of French Peak Resources, Inc.



Dated: August 9, 2006

CHINA YINGXIA INTERNATIONAL, INC.

By:         /s/ Yingxia Jiao
            ----------------------------
            YINGXIA JIAO
            Chief Executive Officer and
            Chief Financial Officer